Exhibit 99.1

GMAC INTENDS TO EXCHANGE RESCAP BONDS ACQUIRED IN ITS NOTES EXCHANGE OFFERS FOR EQUITY INTERESTS IN IB FINANCE HOLDING COMPANY LLC

NEW YORK (Dec. 19, 2008) – GMAC Financial Services (GMAC) today announced that in connection with its separate private exchange offers and cash tender offers to purchase and/or exchange certain of its and its subsidiaries’ (the “GMAC offers”) and Residential Capital, LLC’s (the “ResCap offers”) outstanding notes (the “GMAC old notes” and the “ResCap old notes”, respectively), GMAC intends to undertake a transaction or series of transactions pursuant to which, concurrently with or shortly following completion of the GMAC offers and ResCap offers and receipt of all requisite approvals, GMAC would transfer ResCap old notes acquired by GMAC in the ResCap debt-for-debt exchange offers in an amount equal to at least 25% of ResCap’s outstanding debt to ResCap in exchange for all or a majority of the non-voting common equity of IB Finance Holding Company LLC (“IB Finance”) held by ResCap (the “IB Finance Transaction”). IB Finance is the parent entity for GMAC Bank. Immediately following the IB Finance Transaction, ResCap would cancel the ResCap old notes acquired from GMAC. The completion of the IB Finance Transaction, if undertaken, would be subject to various conditions, including agreement on the terms of the IB Finance Transaction with ResCap, the completion of the GMAC offers and the ResCap offers and the receipt of a fairness opinion with respect to the IB Finance Transaction, and there can be no assurance that the IB Finance Transaction will be completed. Whether or not the IB Finance Transaction will constitute a “Succession Event” with respect to any credit default swap contracts related to the ResCap old notes or otherwise will be a function of the terms of such contracts between the applicable parties.

Cautionary Statement

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful. The GMAC offers and ResCap offers are only being made pursuant to the applicable offering memoranda and the related letters of transmittal that GMAC is distributing to eligible holders of the GMAC old notes and ResCap old notes. The GMAC offers and ResCap offers are not being made to holders of the GMAC old notes or ResCap old notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the GMAC offers or ResCap offers to be made by a licensed broker or dealer, the GMAC offers and ResCap offers will be deemed to be made on behalf of GMAC by one or more of the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About GMAC Financial Services

GMAC Financial Services is a global finance company operating in and servicing North America, South America, Europe and Asia-Pacific. GMAC specializes in automotive finance, real estate finance, insurance, commercial finance and online banking. As of December 31, 2007, the organization had $248 billion in assets and serviced 15 million customers. Visit the GMAC media site at http://media.gmacfs.com/ for more information.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words "expect," "anticipate," "initiative," "plan," "intend," "may," "would," "could," "should," "believe," or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this press release, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, as updated by our subsequent Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause our actual results to be materially different from our expectations include, among others, the following: the success, or lack thereof, of the GMAC offers and ResCap offers; the Federal Reserve changing the requirements for approval of GMAC's application to become a bank holding company under the BHC Act; the success, or lack thereof, of GMAC's application to become a bank holding company under the BHC Act; changes in the agreement reached with representatives of a substantial portion of the outstanding notes; the success, or lack thereof, of GMAC’s negotiations with ResCap regarding the IB Finance Transaction; the completion of, or failure to complete, the IB Finance Transaction; and the success, or lack thereof, of the transactions and other initiatives described in this press release. Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this press release. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update publicly or otherwise revise any forward- looking statements, except where expressly required by law.

Contact:

Gina Proia 917-369-2364 gina.proia@gmacfs.com